UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2007
ENDOCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15063 (Commission File Number)	33-0618093 (I.R.S. Employer Identification Number)
201 Technology Drive
Irvine, California 92618
(Address of Principal Executive Offices, including zip code)
(949) 450-5400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers.
To comply with regulations recently adopted by the Internal Revenue Service under Section 409A of the Internal Revenue Code, on September 19, 2007 our Compensation Committee approved amendments to the employment agreements with our executive officers: Craig T. Davenport, our Chief Executive Officer, Chairman and President; Michael R. Rodriguez, our Senior Vice President, Finance and Chief Financial Officer; and Clint B. Davis, our Senior Vice President, Legal Affairs, General Counsel and Secretary.
The amendment to Mr. Davenport’s employment agreement provides that: (i) any severance that would otherwise be payable to Mr. Davenport within the first six months following a termination will accrue but not be paid to Mr. Davenport until the first day of the seventh month following termination; and (ii) any severance to which Mr. Davenport is entitled will be paid in a lump sum, instead of giving Mr. Davenport the option of receiving payments over time.
The amendments to the employment agreements with Messrs. Rodriguez and Davis remove the provisions that gave them the right to leave voluntarily and receive severance within the 30-day period immediately following the six-month anniversary of the date of the occurrence of a change in control.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.
September 25, 2007	By:	/s/ Michael R. Rodriguez
Michael R. Rodriguez
Senior Vice President, Finance and Chief Financial Officer